                                                                   EXHIBIT 4-208



                                                                [EXECUTION COPY]



                                  AMENDMENT TO

                      STANDBY NOTE PURCHASE CREDIT FACILITY

         AMENDMENT (this "AMENDMENT"), dated as of October 24, 2000, to the STANDBY NOTE PURCHASE CREDIT FACILITY, dated as of October 26, 1999, among THE DETROIT EDISON COMPANY, a Michigan corporation (the "COMPANY"), the banks party thereto (the "BANKS"), and BARCLAYS BANK PLC, as administrative agent (the "ADMINISTRATIVE AGENT") for the Banks (such Credit Agreement, as heretofore amended, being hereinafter referred to as the "EXISTING CREDIT AGREEMENT", and, as amended by this Amendment, as the "AMENDED CREDIT AGREEMENT").


                               W I T N E S S E T H

         WHEREAS, the Company, the Banks and the Administrative Agent have previously entered into the Existing Credit Agreement; and

         WHEREAS, the Company, the Banks and the Administrative Agent now wish to amend the Existing Credit Agreement to extend the Termination Date described therein and change the amount of the Facility Fee provided for therein;

         NOW THEREFORE, the Company, the Banks and the Administrative Agent agree as follows (capitalized terms used but not defined in this Amendment having the meanings assigned them in the Existing Credit Agreement):

         SECTION 1. AMENDMENTS TO EXISTING CREDIT AGREEMENT. Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof:

         (a) The definition of Termination Date is hereby amended and restated to read in its entirety as follows:

         "TERMINATION DATE" means the earlier to occur of October 23, 2001, as such date may be extended pursuant to Section 2.04, and the date of termination in whole of the Commitments pursuant to Section 2.02(b) or 7.02.

         (b) The definition of "Applicable Rate" is hereby amended by replacing the grid set forth therein in its entirety with the following grid:


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                                                                               2

      ======================= ==================================== ====================== ======================
              Applicable                                            Applicable Rate for      Applicable Rate for
                Rating        S&P Rating/Moody's Rating               Eurodollar Rate          Facility Fee
                Level                                                    Advances
      ======================= ==================================== ====================== ======================
                  I           A+ and A1, or higher                        0.375%                 0.175%
      ----------------------- ------------------------------------ ---------------------- ----------------------
                  II          BBB+ and Baa1, or higher                    0.475%                 0.200%
      ----------------------- ------------------------------------ ---------------------- ----------------------
                 III          BBB- and Baa3, or higher                    0.500%                 0.300%
      ----------------------- ------------------------------------ ---------------------- ----------------------
                  IV          BB+ or Ba1, or lower, or not                0.825%                 0.475%
                              rated by either S&P's or Moody's
                              or both
      ----------------------- ------------------------------------ ---------------------- ----------------------

         SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date set forth above when, and only when, the Administrative Agent shall have received (in sufficient copies for each Bank) the following:

         (a) Counterparts of this Amendment executed by the Company and all of the Banks.

         (b) Certified copies of the resolutions of the Board of Directors of the Company authorizing this Amendment and of all documents evidencing other necessary corporate action and governmental and regulatory approvals required to be obtained by it in connection therewith, certified by the Secretary or Assistant Secretary of the Company.

         (c) An Officer's Certificate of the Company dated as of the date set forth above as to the matters set forth in Sections 3(d) and 3(e) of this Amendment.

         (d) A favorable opinion of counsel to the Company, to the effect set forth in Exhibit A to this Amendment, and as to such other matters as any Bank through the Administrative Agent may reasonably request.

         (e) Payment to the Administrative Agent for the account of the Banks of an amendment fee in the amount of .05 of one percent of the aggregate amount of the Commitments as of the date hereof.

         (f) Such other approvals, opinions and documents as the Majority Banks, through the Administrative Agent, may reasonably request as to the legality, validity, binding effect or enforceability of this Amendment, the Amended Credit Agreement or any other Related Document or the financial condition, properties, operations or prospects of the Company.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

         (a) The execution and delivery by it of this Amendment, and the performance by it of the Amended Credit Agreement and the other Related Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate or other similar action,


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                                                                               3



and do not and will not contravene (i) its charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting it or its properties;

         (b) This Amendment has been duly executed and delivered by it, and, assuming the due execution and delivery by the Banks pursuant to due authority of this Amendment, this Amendment, the Amended Credit Agreement and the other Related Documents to which it is a party are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally;

         (c) No consent, license, order, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Amendment or the Amended Credit Agreement, except such as have been duly obtained or made and are in full force and effect;

         (d) The representations and warranties contained in Section 5.01 of the Existing Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, both before and after giving effect to this Amendment, as though made on and as of such date; and

         (e) No event in respect of it has occurred and is continuing, or, after giving effect to this Amendment, shall occur, that constitutes an Event of Default or, with the giving of notice or lapse of time or both, will constitute an Event of Default.

         SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

         (a) Upon the effectiveness of this Amendment in accordance with Section 2 hereof, on and after the date hereof each reference in the Amended Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and the other Related Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

         (b) Except as specifically amended above, the Amended Credit Agreement and all other Related Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Administrative Agent under any of the Related Documents, nor constitute a waiver of any provision of any of the Related Documents.

         SECTION 5. COSTS AND EXPENSES. The Company agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the


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                                                                               4


reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent and the Banks as to their respective rights and responsibilities hereunder and thereunder.

         SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 7. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                            [Signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written,


                                     THE DETROIT EDISON COMPANY



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:







                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY



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                                                                             S-2


                                     BARCLAYS BANK PLC,
                                     as Administrative Agent and as Bank



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:








                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     ABU DHABI INTERNATIONAL
                                           BANK INC.



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:






                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     THE BANK OF NEW YORK



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:





                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     THE BANK OF NOVA SCOTIA



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:




                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     BANK ONE, NA
                                     (Main Office Chicago)



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:




                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     BAYERISCHE LANDESBANK
                                        GIROZENTALE



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:



                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     THE INDUSTRIAL BANK OF
                                         JAPAN, LTD.



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:





                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     SOCIETE GENERALE



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:





                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     BANC ONE CAPITAL MARKETS, INC.,
                                     as Remarketing Agent



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:




                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     BARCLAYS CAPITAL INC.,
                                     as Remarketing Agent



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:



                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                     LEHMAN BROTHERS INC.,
                                     as Remarketing Agent



                                     By
                                       -----------------------------------------
                                     Name:
                                     Title:




                OCTOBER, 2000 AMENDMENT TO DETROIT EDISON COMPANY
                      STANDBY NOTE PURCHASE CREDIT FACILITY

                                                                       EXHIBIT A


                  [SCOPE OF OPINION OF COUNSEL TO THE COMPANY]

         Each Bank shall receive a favorable opinion, dated the date of the Amendment, of the Associate General Counsel for the Company, to the following effect and otherwise in form and substance satisfactory to such Bank:

                  (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Michigan, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                  (b) The execution, delivery and performance by the Company of the Amendment and the Amended Credit Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the articles of incorporation or by-laws of the Company, or (ii) any law, rule or regulation applicable to the Company or (iii) any contractual or legal restriction binding on or affecting the Company or any of its subsidiaries. The Amendment and the Amended Credit Agreement have been duly executed and delivered by the Company.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Amendment or the Amended Credit Agreement, except such as have been duly obtained or made and are in full force and effect.

                  (d) Each of the Amendment and the Amended Credit Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                  (e) Except and to the extent specifically described in written reports of the Company filed with the United States Securities and Exchange Commission as of the date of the Amendment, such counsel is not aware, after due inquiry, of any pending or overtly threatened actions or proceedings against the Company or its consolidated subsidiaries, or any of their respective properties, before any court, governmental agency or arbitrator which purport to affect the legality, validity, binding effect or enforceability of the Amendment or the Amended Credit Agreement or which are likely to have a material adverse effect upon the financial condition or operations of the Company and its consolidated subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Amendment or the Amended Credit Agreement.

                  (f) Purchased Notes at any time purchased for the account of the Banks in accordance with the terms of the Amended Credit Agreement will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, in the amount of, and evidencing the obligation of the Company to repay, the Advances made by the Banks to the Remarketing Agents for the purpose of purchasing such Purchased Notes.

(g) Assuming that the trustee under the Note Indenture holds the general and refunding mortgage bond issued pursuant to the Mortgage (such bond being the "PLEDGED BOND"), the Mortgage creates a valid and perfected first priority security interest in the Pledged Bond. All holders of Purchased Notes will be entitled to the full benefits of such valid and perfected first priority security interest in the Pledged Bond, as so created by the Note Indenture.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.